Exhibit 99.3
PROMISSORY NOTE

$_____________________________	San Francisco, California _______________,2010
     1. Agreement to Pay. For value received, HEK PARTNERS , LLC, a California limited liability company (“Maker”), hereby agrees and promises to pay to order of SOLAR POWER, INC., a California corporation, its endorsees, successors and assigns (hereinafter referred to as “Holder”), at 1115 Orlando Avenue, Roseville, California 95661, or such other address as Holder may from time to time designate, the principal sum of ___ Dollars ($___)(the “Obligation”), together with any interest thereon as provided for herein, until such Obligation has been paid in full (the “Note”) subject to the terms and conditions set forth herein.
     2. Background and Purpose. This Note is made with reference to that certain Guaranty dated and effective as of December 22, 2009 by Holder, William H. Hedden and Steven Kay (“Guaranty”). Pursuant to the terms of the Guaranty, Holder has agreed to guaranty certain obligations of Maker under the Master Tenant 2008-C LLC Operating Agreement dated December 22, 2009. Holder agreed to escrow certain funds pursuant to that certain Escrow Agreement dated July 29, 2010 by and between Solar Tax Partners 1, LLC, Master Tenant 2008-C, LLC, Maker, Holder, and First American Title Company (“Escrow Agreement”) to support a potential claim against Maker which is supported by Holder under the Guaranty. Once the amount of Maker’s obligation was determined, Maker executed and delivered this Note to evidence an extension of credit by Holder to Maker from the escrowed funds in the amount of Holder’s Guaranty obligation.
     3. Interest Rate. The outstanding principal balance hereof shall bear interest from the date of this Note at the rate of six and 50/100ths percent (6.50%) per annum (“Interest Rate”). Interest under this Note shall be calculated based on the actual number of days the principal balance of this Note is outstanding.
     4. Payment Terms. Payments shall be made by Maker under this Note on the terms and conditions set forth below:
          4.1. Periodic Payments. Maker shall make periodic payments under this Note from distributions to Maker as a member of Master Tenant 2008-C LLC, a Delaware limited liability company, and Solar Tax Partners 1, LLC, a California limited liability company.
          4.2. Maturity Date. Notwithstanding any other provision herein, and subject to the rights of Holder under Section 5 below, the entire unpaid principal balance of this Note and all accrued but unpaid interest shall be due and payable on _________(“Maturity Date”).
          4.3. Payment Time and Form. Maker shall make the payments required under this Note not later than 5:00 p.m. Pacific Standard Time on the required payment dates at the address specified above. All amounts payable under this Note are payable in lawful money of the United States.
          4.4. Application of Payments. All payments shall be applied first to the payment of any costs, fees, late charges or other charges due under this Note; second to accrued interest; and third to the principal balance. All payments hereunder which are due on a Saturday, Sunday or holiday shall be deemed to be payable on the next business day.
     5. Default.
          5.1. Any of the following shall constitute an “Event of Default” under this Note: (a) the failure by Maker to make any payment of interest or principal, or any other sum or charge when due in accordance with the terms and conditions of this Note, or (b) the failure by Maker to pay in full the entire unpaid principal amount hereof not later than the Maturity Date.
          5.2. Upon the occurrence of any Event of Default, the entire unpaid principal balance, along with all accrued interest and any other amounts owing under or evidenced by this Note, shall immediately become due and payable in full. The Holder shall have and may exercise any and all rights and remedies available at law or in equity.
          5.3. If an Event of Default occurs, this Note shall thereafter bear interest at the rate of the lesser of (i) the Maximum Rate (as hereinafter defined) or (ii) the Interest Rate plus six percent (6%) per annum (which lesser rate is referred to as the “Default Rate”) from the date of the Event of Default until payment in full of the Obligation.
     6. Attorney Fees. If any attorney is engaged by Holder to enforce or defend any provision of this Note, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Maker shall pay to Holder immediately upon demand all reasonable attorneys’ fees and all costs incurred by Holder in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys’ fees and costs had been added to the principal.
     7. Waivers and Consents. Maker and all endorsers, guarantors, sureties, accommodation parties hereof, and all other persons liable or to become liable for all or any part of the indebtedness under this Note, the Deed of Trust, and the Other Security Documents, waive all applicable exemption rights, whether under the laws of the State, homestead laws, or otherwise, and also waive valuation and appraisement, diligence, presentment, protest and demand, and also notice of protest, of demand, of nonpayment, of dishonor, of acceleration, of intention to accelerate and of maturity. All endorsers, guarantors, sureties, and accommodation parties hereby consent to any and all renewals, extensions or modifications of the terms hereof, including time for payment. Any such renewals, extensions or modifications may be made without notice to any of said parties.

     8. Prepayment. Maker shall have the right at any time to prepay this Note in full or in part during the term hereof without penalty or premium with full payment of all accrued but unpaid interest with respect to such portion of the principal being repaid.
     9. Governing Law. This Note shall be governed by the laws of the State of California without reference to its conflict of laws provisions.
     10. Time. Time is of the essence of this Note and each of the provisions hereof.
     11. Interest Limitation. All agreements between Maker and Holder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance, loaning or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law (“Maximum Rate”). If from any circumstance whatsoever, fulfillment of any provision hereof at any time given the amount paid or agreed to be paid shall exceed the Maximum Rate permissible under applicable law, then, the obligation to be fulfilled shall automatically be reduced to the limit permitted by applicable law, and if from any circumstance Holder should ever receive as interest an amount which would exceed the highest lawful rate of interest, such amount which would be in excess of such highest lawful rate of interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Maker and Holder and shall be binding upon and available to any subsequent holder of this Note.
     12. No Waiver by Holder.
          12.1. The remedies of Holder as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefore shall arise. No delay or omission by Holder in exercising, or failure by Holder on any one or more occasions to exercise any right, remedy or recourse hereunder, or at law or in equity, including without limitation Holder’s right, after the occurrence of any Event of Default by Maker, to declare the entire indebtedness evidenced hereby due and payable, shall be construed as a novation of this Note or shall operate as a waiver or release or prevent the subsequent exercise of any or all such rights, such waiver or release to be effected only through a written document executed by Holder, and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy, or recourse as to a subsequent event.
          12.2. Acceptance by Holder of any portion or all of any sum payable hereunder, whether before, on or after the due date of such payment shall not be a waiver of Holder’s right either to require prompt payment when due of all other sums payable hereunder or to exercise any of Holder’s rights, powers and remedies hereunder. A waiver of any right in writing on one occasion shall not be construed as a waiver of

Holder’s rights to insist thereafter upon strict compliance with the terms hereof without previous notice of such intention being given to Maker, and no exercise of any right by Holder shall constitute or be deemed to constitute an election of remedies by Holder precluding the subsequent exercise by Holder of any or all of the rights, powers and remedies available to it hereunder, or at law or in equity.
     13. Captions. The captions to the sections of this Note are for convenience only and shall not be deemed part of the text of the respective sections and shall not vary, by implication or otherwise, any of the provisions of this Note.
     14. Notices. All notices required or committed to be given hereunder to Maker or Holder shall be given at the addresses set forth in above with respect to Holder and in the Security Agreement with respect to Maker.
     15. Assignment. This Note inures to and binds the heirs, legal representatives, successors, and assigns of Maker and Holder. This Note is not assignable by Maker, without the written consent of Holder.
     16. Severability. If any provision of this Note, or the application of it to any party or circumstance is held void, invalid, or unenforceable by a court of competent jurisdiction, the remainder of this Note, and the application of such provision to other parties or circumstances, shall not be affected thereby, the provisions of this Note being severable in any such instance.
     17. Miscellaneous. The provisions of this Note may not be waived, changed or discharged orally, but only by an agreement in writing signed by Maker and Holder; and any oral waiver, change or discharge of any term or provision of this Note shall be without authority and of no force or effect.
[SIGNATURES ON FOLLOWING PAGE]

     Maker has executed this Note as of the date and year first above written.

MAKER: HEK PARTNERS, LLC, a California limited liability company
By:
William H. Hedden, Manager

By:
Steven Kay, Manager

By:
Stephen C. Kircher, Manager